Exhibit 99.1
Notice of Redemption
Jafra Cosmetics International, Inc.
Distribuidora Comercial Jafra, S.A. de C.V.
10 3/4% Senior Subordinated Notes Due 2011
CUSIP Number 47007PAC2
NOTICE IS HEREBY GIVEN pursuant to the Indenture, dated as of May 20, 2003 (the “Indenture”), among Jafra Cosmetics International, Inc., a Delaware corporation (“Jafra US”), Distribuidora Comercial Jafra, S.A. de C.V., a corporation organized under the laws of Mexico (“Jafra Distribution (Mexico), and together with Jafra US, the “Issuers”), Jafra Worldwide Holdings (Lux) S.ar.l., a societe a responsiblite limitee organized under the laws of Luxembourg, as Note Guarantor, the other Note Guarantors party thereto, and U.S. Bank National Association, a national banking association, as Trustee, that the Issuers have elected to redeem, subject to the satisfaction of the condition precedent set forth below, on the Redemption Date (as defined below), all of the outstanding 10 3/4% Senior Subordinated Notes Due 2011 (“Notes”) under the Indenture, at a Redemption Price (expressed as a percentage of principal amount) of 105.375%, plus accrued and unpaid interest to the date of redemption. As further described below, in the Issuers’ discretion, the Redemption Date may be delayed until such time as the condition precedent shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that the condition precedent shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. After the redemption, no portion of the original aggregate principal amount of the Notes will remain outstanding.
The redemption will take place on May 15, 2007 or, if the condition precedent set forth below is not satisfied as provided below on or prior to May 15, 2007, such later date (but not later than June 15, 2007) as such condition precedent is so satisfied (such date of such redemption, the “Redemption Date”).
The Redemption is subject to the satisfaction of the following condition precedent: the availability of necessary funds to transact the Redemption under the existing Restated Credit Agreement, dated August 16, 2004, among the Issuers, the Parent, as Guarantor, the lenders named therein, and the Bank of New York, as administrative agent, or any credit agreement subsequently executed by the Issuers and/or its affiliates. The Issuers shall provide written notice to the Trustee of the satisfaction of the condition, and such notice shall be effective upon the following business day.
The Issuers shall be entitled to delay, and may delay, the redemption of the Notes until such time as the condition precedent shall be satisfied. Such redemption shall not occur in the event that such condition precedent has not been so satisfied by June 15, 2007 In the event that such condition precedent has not been so satisfied by such date, the Issuers will so notify the Trustee, and upon any such notice to the Trustee, this redemption notice shall be rescinded and of no force or effect for any purpose.

Payment of the Redemption Price will become due and payable on the Redemption Date only upon presentation and surrender of the Notes to the Trustee as follows:

If by Mail:	If by Hand or Overnight Mail:
U.S. Bank Trust Center	U.S. Bank Trust Center
Corporate Trust Services	Corporate Trust Services
180 East Fifth Street	180 East Fifth Street
St. Paul, MN 55101	St. Paul, MN 55101
Attention: Bond Redemptions	Attention: Bond Redemptions
For information call: U.S. Bank National Association
(860) 241-6842
Interest on the Notes shall cease to accrue on and after the Redemption Date, unless the Issuers default in making such redemption payment or the paying agent is prohibited from making such payment pursuant to the terms of the Indenture.
None of the Issuers, nor the Trustee shall be held responsible for the selection or use of the CUSIP number, nor is any representation made as to the correctness or accuracy of the CUSIP number listed in this Redemption Notice or printed on the Notes. It is included solely for convenience of the noteholders.
IMPORTANT NOTICE
In compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001, federal backup withholding tax will be withheld at the applicable backup withholding rate in effect at the time of payment by the redeeming institutions if they are not provided with your social security number or federal employer identification number, properly certified. This requirement is fulfilled by submitting a W-9 Form, which may be obtained at a bank or other financial institution.

Jafra Cosmetics International, Inc.

AND

Distribuidora Comercial Jafra, S.A. de C.V.

By:	U.S. Bank National Association, as Trustee

Date: April 11 2007